                                                                    Exhibit 10.8


                                 STANDSTILL AGREEMENT


          STANDSTILL AGREEMENT, dated as of November 20, 1998 (this "AGREEMENT"), between NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("NORTHWEST"), and the persons identified on the signature pages hereof (each a "HOLDER" and, collectively, the "HOLDERS").


                                W I T N E S S E T H :


          WHEREAS, pursuant to an Investment Agreement, dated as of January 25, 1998, as amended by Amendment No. 1, dated as of February 27, 1998, and Amendment No. 2, dated as of November 20, 1998 (the "INVESTMENT AGREEMENT"; capitalized terms used but not defined herein have the meanings assigned to such terms in the Investment Agreement), among Northwest, Northwest Airlines Holdings Corporation, a Delaware corporation ("HOLDINGS"), Air Partners, L.P. (the "PARTNERSHIP"), 1998 CAI Partners, L.P., a Texas limited partnership, and the Holders, Northwest and Holdings are acquiring the Partners' interests in the Partnership concurrently with the execution of this Agreement; and

          WHEREAS, Northwest and the Holders are entering into this Agreement to establish certain arrangements with respect to the shares of Northwest's Common Stock, par value $.01 per share (the "NORTHWEST COMMON STOCK"), issued by Northwest to the Holders pursuant to the Investment Agreement, as well as certain restrictions in respect of the capital stock of Northwest, corporate governance and other related corporate matters;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

          Section 1.  DEFINED TERMS.  Unless otherwise defined herein:

          "GROUP" means two or more Persons acquiring, holding, voting or disposing of securities which would constitute a "person" within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended.

          "NORTHWEST BOARD OF DIRECTORS" shall mean the board of directors of Northwest or any successor thereof.

          "NORTHWEST COMBINED VOTING POWER" at any measurement date shall mean the total number of votes which could have been cast in an election of members of the Northwest Board of Directors had a meeting of the stockholders of Northwest (or any successor thereof) been duly held based upon a record date as of the measurement date if all Northwest Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

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                                                                               2

          "NORTHWEST VOTING SECURITIES" shall mean, collectively, (i) the Northwest Common Stock, (ii) any other securities entitled, or that may be entitled, to vote generally for the election of members of the Northwest Board of Directors and (iii) any other securities, warrants or options or rights of any nature (whether or not issued by Northwest) that are convertible into, exchangeable for, or exercisable for, or otherwise give the holder thereof any rights in respect of (whether or not subject to the passage of time, contingencies or contractual restrictions or any combination thereof), any security described in clause (i) or (ii) of this definition; PROVIDED that rights issued pursuant to the Rights Agreement, dated as of November 20, 1998 (as amended, supplemented or otherwise modified from time to time), between Northwest and Norwest Bank Minnesota, N.A., or any other stockholder rights plan shall not be deemed to be Northwest Voting Securities.

          "REORGANIZATION TRANSACTION" means (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving Northwest or any of its subsidiaries (or any successors to any of such entities), (ii) any tender offer or exchange offer for any securities of Northwest or any of its subsidiaries (or any successors to any of such entities) or (iii) any sale or other disposition of assets of Northwest or any of its subsidiaries (or any successors to any of such entities) in a single transaction or in a series of related transactions in each of the foregoing cases constituting individually or in the aggregate 5% or more of the assets of Northwest (or any successor), or 5% or more of the then outstanding Northwest Voting Securities.

          "STANDSTILL PERIOD" shall mean the period commencing on the Closing Date and continuing until the earlier of (a) the fifth anniversary of the Closing Date, (b) the date on which Gary L. Wilson, Alfred A. Checchi and Richard C. Blum have, directly or indirectly, sold, transferred, assigned or otherwise disposed of, in the aggregate since the Closing Date, 60% or more of the aggregate Northwest Voting Securities owned by Gary L. Wilson, Alfred A. Checchi and Richard C. Blum on the Closing Date and (c) the occurrence of a breach by Northwest or Holdings of any material obligations under the Investment Agreement or the Registration Rights Agreement which breach shall have a material adverse effect on the rights of the Partners and the Transferors as a whole with respect to the Northwest Common Stock held by them; PROVIDED, in the case of this clause (c), that the Partners' Representative shall have notified Northwest of such breach in writing with sufficient detail to allow Northwest to cure such breach and Northwest shall have failed to cure such breach within 30 days following receipt of such notice.

          Section 2. COVENANTS WITH RESPECT TO NORTHWEST VOTING SECURITIES AND OTHER MATTERS.

          2.1 ACQUISITION OF NORTHWEST VOTING SECURITIES. During the Standstill Period, no Holder will, or will cause any of its affiliates to, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any

Northwest Voting Securities to the extent that such acquisition would result in the Northwest Voting Securities beneficially owned by the Holders (including by any Group of which any Holder is a member) representing, in the aggregate, more than 10% of the Northwest Combined Voting Power, whether by purchase or otherwise, or take any action in furtherance thereof; PROVIDED, that (i) no Holder shall be deemed to be in breach of this obligation, or be obliged to dispose of any Northwest Voting Securities, to the extent that such percentage limit is exceeded as a result of a repurchase of any Northwest Voting Securities by Northwest or any of its affiliates, and (ii) no Holder shall be prohibited from buying Northwest Voting Securities directly from Northwest.

          2.2 DISPOSITION OF NORTHWEST VOTING SECURITIES. Until the earlier of the termination of the Standstill Period and such time as 1992 Air, Inc. (or its successor) no longer has the right to designate an individual to be elected or appointed to the Northwest Board of Directors as set forth in Section 4.1(b) of the Investment Agreement, no Holder will, or will cause any of its affiliates to, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Northwest Voting Securities in any transaction that to the knowledge of such Holder would result in a transfer, pledge, hypothecation or other disposition to any Person or Group that would have, upon consummation of such sale, transfer, pledge, hypothecation or other disposition, directly or indirectly, beneficial ownership of or the right to acquire beneficial ownership of such number of Northwest Voting Securities as represent more than 5% of the Northwest Combined Voting Power; PROVIDED, that each Holder shall be permitted to sell, transfer or otherwise dispose of Northwest Voting Securities (a) to one or more of its affiliates that is directly or indirectly controlled by it, (b) to any one or more of Gary L. Wilson, Alfred A. Checchi and Richard C. Blum, (c) to any Person who (i) is principally engaged in the business of managing investment funds for unaffiliated securities investors, (ii) acquires such Voting Securities from the Holder in the ordinary course of such Person's business and not with the purpose nor the effect, either alone or in concert with any Person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act, and (iii) if such Person is a Person included in Rule 13d-1(a) of the Exchange Act, such Person is not obligated to, and does not, file a Schedule 13D (and instead files a Schedule 13G) with respect to the Voting Securities of Northwest, (d) pursuant to a tender or exchange offer for Northwest Voting Securities which is not opposed by the Northwest Board of Directors, (e) in a merger transaction or (f) by testamentary devise; PROVIDED, that in the case of clauses (a) and (f) the transferee shall agree in writing to be bound by the terms of this Agreement; PROVIDED, FURTHER, that no sales, transfers or other dispositions to any Person or Group pursuant to clause (c) may occur if to the knowledge of such Holder such Person or Group would have, upon consummation of such sale, transfer or other disposition, directly or indirectly, beneficial ownership of or the right to acquire beneficial ownership of such number of Northwest Voting Securities as represent more than 14.9% of the Northwest Combined Voting Power.

          2.3  PROXY SOLICITATIONS, VOTING, ETC.   (a)  During the Standstill
Period, no Holder will, or will cause any of its affiliates to, directly or indirectly, solicit proxies, assist any other Person in any way, directly or indirectly, in the solicitation of proxies, or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act as in effect on the date of this Agreement) in opposition to the recommendation or proposal of the Northwest Board of Directors, or submit any proposal for the vote of stockholders of Northwest or any successor thereof or recommend or request or induce or attempt to induce any other Person to take any such actions, or seek to advise, encourage or influence any other Person with respect to the voting of Northwest Voting Securities, unless in each case it obtains the prior approval of the Northwest Board of Directors to do so as evidenced by a formal resolution adopted by the Northwest Board and recorded in its minutes.

          (b)  In furtherance of each of the Holders' obligations pursuant to
Section 2.3(a), during the Standstill Period each of the Holders shall, and shall cause its affiliates to, at any annual or special meeting of stockholders at which members of the Northwest Board of Directors are to be elected or in connection with a solicitation of consents through which members of the Northwest Board of Directors are to be elected, vote or cause to be voted (or give or cause to be given a written consent or proxy with respect to) all Northwest Voting Securities beneficially owned by it in favor of the election to the Northwest Board of Directors of the individuals recommended by the Northwest Board of Directors; PROVIDED, that if the right of Transferor II to designate a nominee to the Northwest Board of Directors pursuant to Section 4.1(b)(ii) of the Investment Agreement is still in effect and Northwest has failed to ensure that a Transferor II Designee is elected to the Northwest Board of Directors, then the Holders and its affiliates shall not be obligated to vote (or to give a written consent or proxy with respect to) the Northwest Voting Securities beneficially owned by them in accordance with this sentence.

          2.4 NO VOTING TRUSTS, POOLING AGREEMENTS, OR FORMATION OF GROUPS. During the Standstill Period, no Holder will, or will cause any of its affiliates to, directly or indirectly, join in or in any other way participate in a pooling agreement, syndicate, voting trust or other Group with respect to Northwest Voting Securities, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Northwest Voting Securities; PROVIDED, that the Holders shall not be prohibited from entering into such agreements or understandings, or engaging in such conduct, among themselves or with any one or more of Gary L. Wilson, Alfred A. Checchi and Richard C. Blum.

          2.5 LIMITATIONS ON PROPOSALS. During the Standstill Period, no Holder will, or will cause any of its affiliates to, directly or indirectly, initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Northwest or any successor thereof or any affiliate thereof or induce or attempt to induce any other Person to (a) initiate any stockholder proposal, (b) other than in accordance with Section 4.1(b)(i) of the Investment Agreement, seek election to or seek to place a representative on the

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                                                                               5

Northwest Board of Directors or equivalent governing body of any successor thereof or any affiliate thereof (except to the extent expressly invited to do so by the Northwest Board of Directors) or (c) seek removal of any member of the Northwest Board of Directors or equivalent governing body of any successor thereof or any affiliate thereof; PROVIDED, that clauses (b) and
(c) of this Section 2.5 shall not apply in the event that the right of Transferor II to designate a nominee to the Northwest Board of Directors pursuant to Section 4.1(b)(ii) of the Investment Agreement is still in effect and Northwest has failed to ensure that a Transferor II Designee is elected to the Northwest Board of Directors.

          2.6 LIMITATION ON VARIOUS OTHER ACTIONS. During the Standstill Period, no Holder will, or will cause any of its affiliates to, take any action, alone or in concert with any other Person, (a) to seek to effect a change in control of Northwest, its successors or any of its affiliates, (b) to seek to effect a Reorganization Transaction with respect to Northwest, its successors or any of its affiliates, (c) to seek to effect any control or influence over the management of Northwest, its successors or any of its affiliates, the Northwest Board of Directors or the policies of Northwest, its successors or any of its affiliates, (d) to advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the matters restricted by, or to otherwise seek to circumvent the limitations of the provisions of, Section 2 of this Agreement (any such action described in clause (a), (b), (c) or (d) of this Section 2.6, a "NORTHWEST TRANSACTION PROPOSAL"), (e) to present to Northwest, its stockholders or any third party any proposal that can reasonably be expected to result in a Northwest Transaction Proposal or in an increase in the Northwest Combined Voting Power represented by Northwest Voting Securities beneficially owned in the aggregate by the Holders and their respective successors or any of their affiliates that would be prohibited by Section 2.1, (f) to publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another Person engage in a transaction or group of transactions that would result in (i) a Northwest Transaction Proposal or (ii) an increase in the Northwest Combined Voting Power represented by Northwest Voting Securities beneficially owned in the aggregate by the Holders and their respective successors or any of their affiliates that would be restricted by Section 2.1, (g) to initiate, request, induce, encourage or attempt to induce or give encouragement to any other Person to initiate, or otherwise provide assistance to any Person who has made or is contemplating making, any proposal that can reasonably be expected to result in (i) a Northwest Transaction Proposal or (ii) an increase in the Northwest Combined Voting Power represented by Northwest Voting Securities beneficially owned in the aggregate by the Holders and their respective successors or any of their affiliates that would be restricted by Section 2.1, or (h) to request a waiver, modification or amendment (an "AMENDMENT") of any of the provisions of Section 2 of this Agreement; PROVIDED, HOWEVER, that this subclause (h) shall not apply to any Holder's request for any such Amendment so long as (1) such request is made in writing delivered only to the Chief Executive Officer and the General Counsel of Northwest and (2) such Holder and the Partner's Representative keep confidential and refrain from disclosing to any other Person (including any member of the media but excluding other Holders, it being understood that such other Holders shall also be bound by this proviso) the fact that the Holder or the Partner's Representative has made such a request, that discussions or negotiations are taking place or have taken place concerning any such request or the subject matter thereof or any of the terms, conditions or other facts with respect to any possible Amendment.

          2.7 REPRESENTATION. During the Standstill Period, each Holder shall, if requested by Northwest, be present, in person or represented by proxy, at all meetings of stockholders of Northwest at which members of the Northwest Board of Directors are to be elected so that all Northwest Voting Securities beneficially owned by such Holder shall be counted for the purpose of determining the presence of a quorum at such meetings and for voting such securities.

          2.8 NO RESTRICTIONS ON DIRECTORS OF THE COMPANY. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that no provision of this Agreement shall in any way limit or restrict the actions of any Person to the extent such Person is acting in such Person's capacity as a director on the Board of Directors of the Company, and nothing in this Agreement is intended to, or shall be deemed to, restrict the exercise of fiduciary duties by any such Person in such capacity.

          Section 3. TERM OF AGREEMENT. This Agreement shall terminate on the last day of the Standstill Period.

          Section 4. REMEDIES. Each of the Holders acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of Northwest, and (ii) Northwest would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Northwest shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by any Holder without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which Northwest may be entitled hereunder or at law or equity.













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                                                                               7

          Section 5.  GENERAL PROVISIONS.

          5.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

          5.2 NOTICES. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

          If to Northwest:

               2700 Lone Oak Parkway
               Eagan, Minnesota  55121
               Attention:  Executive Vice President,
                           General Counsel and Secretary
               Fax:  (612) 726-7123

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attention:  Robert L. Friedman, Esq.
               Fax:  (212) 455-2502

          If to the Holders:

               1992 Air, Inc.
               201 Main Street, Suite 2420
               Fort Worth, Texas 76102

               Attention:  James J. O'Brien
               Fax:  (817) 878-9280
               with a copy to:

               Kelly, Hart & Hallman
               201 Main Street
               Fort Worth, Texas 76102
               Attention:  Clive D. Bode, Esq.
                           F. Richard Bernasek
               Fax:  (817) 878-9280

or to such other address as any party shall have specified by notice in writing to the other parties. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or (iii) on the date received, if sent by fax.

          5.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN NEW YORK.

          5.4 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words Ainclude,@ Aincludes@ or Aincluding@ are used in this Agreement, they shall be deemed to be followed by the words Awithout limitation.@

          5.5 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          5.6 ENTIRE AGREEMENT; NO ORAL WAIVER; CONSTRUCTION. This Agreement and the other agreements and documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          5.7 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          5.8 NO THIRD-PARTY RIGHTS. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          5.9 SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York or, in the absence of Federal jurisdiction, the Commercial Part of the Supreme Court of the State of New York for New York County, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 5.2; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

          5.10 FURTHER ASSURANCES. From time to time, at the reasonable request of the other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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

          IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the day and year first above written.

                              NORTHWEST AIRLINES CORPORATION


                              By:  /s/ Douglas M. Steenland
                                 -----------------------------------------
                                   Name:  Douglas M. Steenland
                                   Title: Executive Vice President,
                                          General Counsel and Secretary


                              THE HOLDERS:

                              DAVID BONDERMAN
                              BONDERMAN FAMILY LIMITED
                                   PARTNERSHIP
                              LECTAIR PARTNERS
                              ELI BROAD
                              DONALD STURM
                              1992 AIR GP
                              1992 AIR, INC.
                              AIR II GENERAL, INC.

                                   By:  1992 AIR GP, as attorney-in-fact for
                                        the foregoing

                                   By:  1992 Air, Inc., a Texas corporation,
                                        managing partner


                                   By:  /s/ James J. O'Brien
                                        ----------------------------
                                        Name:  James J. O'Brien
                                        Title:    Vice President